Exhibit 99.1

Hanger to file 2017 Form 10-K after market close today

Austin, Texas, May 14, 2018 - Hanger, Inc. (OTC PINK: HNGR), the  leading provider of orthotic and prosthetic patient care services and solutions, today announced it intends to file its Annual Report on Form 10-K for the year ended December 31, 2017 after the market closes today, Monday, May 14, 2018.

The company will also issue a press release detailing its financial results in tandem with the filing. Hanger’s management team will host a conference call tomorrow, Tuesday, May 15, 2018 at 8:30 am Eastern Time to discuss the 2017 financial results and business outlook.

To participate, dial 877-407-6184 or 201-389-0877 outside the U.S. and Canada, and use conference code number 13680014. A live webcast and replay of the call will be available on the Investor Relations section of the Company’s website at www.hanger.com/investors. A replay of the webcast will remain available for 90 days.

Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s website at www.hanger.com/investors.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (OTC PINK: HNGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market. Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with approximately  800 patient care locations nationwide. Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. With over 150 years of clinical excellence and innovation, Hanger’s vision is to lead the orthotic & prosthetic markets by providing superior patient care, outcomes, services and value. For more information on Hanger, visit www.hanger.com.

This press release contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “preliminary,” “intends,” “expects,” “plans” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the Company’s financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; the impact of the Tax Cuts and Jobs Act on the Company’s financial statements; any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data, periodic reports or other corporate actions; changes in the demand for our O&P products and services; uncertainties relating to the results of operations or recently acquired O&P patient care clinics; the Company’s ability to enter into and derive benefits from managed-care contracts; the Company’s ability to successfully attract and retain qualified O&P clinicians; federal laws governing the health care industry; uncertainties inherent in investigations and legal proceedings; governmental policies affecting O&P operations;  and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Relations Contacts:

Thomas Kiraly, Executive Vice President and Chief Financial Officer, Hanger, Inc.

Seth Frank, Vice President, Treasury and Investor Relations, Hanger, Inc.

512-777-3690, InvestorRelations@hanger.com

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